Exhibit 99.1

Solar Capital Ltd. Announces Quarter Ended March 31, 2013 Financial Results; Declares Quarterly Dividend of $0.60 per Share for Second Fiscal Quarter 2013

NEW YORK--(BUSINESS WIRE)--May 7, 2013--Solar Capital Ltd. (NASDAQ: SLRC), today reported earnings of $35.8 million, or $0.81 per share for the quarter ended March 31, 2013. Net investment income for the quarter was $25.5 million or $0.58 per share. At March 31, 2013, net asset value (NAV) per share was $23.00, representing a 1.3% increase from December 31, 2012.

Solar Capital Ltd. (the “Company”) also announced that its Board of Directors has declared a second quarter dividend of $0.60 per share payable on July 1, 2013 to stockholders of record on June 20, 2013. The Company expects the dividend to be paid from taxable earnings with specific tax characteristics reported to stockholders after the end of the 2013 calendar year.

HIGHLIGHTS:

At March 31, 2013:
Investment Portfolio: $1.4 billion
Number of Portfolio Companies: 40
Net Assets: $1.0 billion
Net Asset Value per share: $23.00

Portfolio Activity for the Quarter Ended March 31, 2013:
Investments made during the quarter: $75.0 million
Investments repaid and sold during the quarter: $69.3 million

Operating Results for the Quarter Ended March 31, 2013:
Net investment income: $25.5 million
Net realized and unrealized gains: $10.3 million
Net increase in net assets from operations: $35.8 million
Net investment income per share: $0.58

“We are pleased with our Q1 results which reflect the first quarter of income generated from our investment in Crystal Financial. The underlying performance and credit quality of our overall portfolio continues to be strong,” said Michael Gross, Chairman and CEO of Solar Capital Ltd. “Over the last couple of years, we have steered the portfolio towards a higher proportion of secured loans and floating rate investments in a conscious effort to be more defensive and more broadly diversified. In the current frothy credit markets, we are maintaining our patient and prudent approach to making investments that we believe meet our stringent risk-return requirements.”

Conference Call and Webcast

The company will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Wednesday, May 8, 2013.

All interested parties may participate in the conference call by dialing (800) 299-9086 approximately 5-10 minutes prior to the call. International callers should dial (617) 786-2903. Participants should reference Solar Capital Ltd. and the participant passcode of 94312147 when prompted. Following the call you may access a replay of the event via audio webcast. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through Solar Capital’s website, www.solarcapltd.com. Additionally, a replay dial-in will be available until May 22, 2013 and can be accessed by dialing (888) 286-8010 and using the passcode 66486071. International callers should dial (617) 801-6888. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the Solar Capital website.

Portfolio and Investment Activity

During the quarter ended March 31, 2013, we invested $75.0 million across 3 portfolio companies. Investments sold or repaid during the quarter ended March 31, 2013 totaled $69.3 million.

At March 31, 2013, our portfolio consisted of 40 portfolio companies and was invested in 22 industries. At the end of this same period, the fair value weighted average yield on our portfolio of debt investments was 13.3%.

At March 31, 2013, 98% of our portfolio was performing measured at fair value with one investment, Rug Doctor Inc., on non-accrual status.

Solar Capital Ltd. and its predecessor companies have invested approximately $3.0 billion in 85 portfolio companies. Over the same period, Solar Capital Ltd. has completed transactions with more than 70 different financial sponsors.

Crystal Capital Financial Holdings LLC

On December 28, 2012, we completed the acquisition of Crystal Capital Financial Holdings LLC (“Crystal Financial”), a commercial finance company focused on providing asset-based and other secured financing solutions.

At the time of closing on December 28, 2012, Crystal Financial had 25 loans outstanding to 22 different borrowers with a total par value of approximately $400 million. As of March 31, 2013, Crystal Financial had 26 loans outstanding to 21 different borrowers with a total par value of approximately $411.4 million. All loans were floating rate with the largest loan outstanding totaling $39.3 million. The average loan size was $15.8 million and none of the loans were on non-accrual status. Crystal Financial’s credit facility, which is non-recourse to Solar Capital Ltd., had approximately $158.4 million of borrowings outstanding at March 31, 2013.

Results of Operations for the Three Months Ended March 31, 2013 compared to the Three Months Ended March 31, 2012.

Investment Income

For the quarters ended March 31, 2013 and 2012, gross investment income totaled $46.1 million and $36.3 million, respectively. The increase in gross investment income for the three months ended March 31, 2013 as compared to the three months ended March 31, 2012 was primarily due to an increase in the average size of the income-producing portfolio.

Expenses

Operating expenses totaled $20.6 million and $15.0 million, respectively, for the quarters ended March 31, 2013 and 2012. The increase in operating expenses for the three months ended March 31, 2013 as compared to the three months ended March 31, 2012 was primarily due to significant growth in our portfolio of assets and our business in general.

Net Investment Income

The Company’s net investment income totaled $25.5 million and $21.1 million, or $0.58 and $0.58 per average share, for the three months ended March 31, 2013 and 2012, respectively.

Net Realized Gain

Net realized gain for the three months ended March 31, 2013 and 2012 totaled $0.7 million and $9.2 million, respectively. Net realized gain for the three months ended March 31, 2013 was primarily related to sales of selected assets. The net realized gain for the three months ended March 31, 2012 was primarily related to the exit of our equity investment in National Specialty Alloys.

Net Change in Unrealized Gain

For the three months ended March 31, 2013 and 2012, net change in unrealized gain on the Company’s assets and liabilities totaled $9.6 million and $15.9 million, respectively. Net unrealized gain for the three months ended March 31, 2013 was primarily attributable to net improvements in capital market conditions. During the three months ended March 31, 2012, unrealized gain was primarily attributable to general market improvements, modest yield tightening and overall positive net changes in general portfolio company fundamentals.

Net Increase in Net Assets Resulting From Operations

For the three months ended March 31, 2013 and 2012, the Company had a net increase in net assets resulting from operations of $35.8 million and $46.2 million, respectively. For the three months ended March 31, 2013 and 2012, basic and diluted earnings per average share were $0.81 and $1.26, respectively.

Liquidity and Capital Resources

As of March 31, 2013, we had a total of $446.2 million of unused borrowing capacity under our revolving credit facilities, subject to borrowing base limits.

On January 11, 2013, the Company closed a follow-on public equity offering of 6.3 million shares of common stock at $24.40 per share raising approximately $146.9 million in net proceeds. The primary uses of the funds raised are for investments in portfolio companies, reductions in revolving debt outstanding and for other general corporate purposes.

Financial Statements and Tables

SOLAR CAPITAL LTD.
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(in thousands, except share amounts)

	March 31, 2013 (unaudited)	December 31, 2012
Assets
Investments at fair value:
Companies less than 5% owned (cost: $869,415 and $856,134, respectively)	$840,361	$831,306
Companies 5% to 25% owned (cost: $173,743 and $167,564, respectively)	172,983	165,406
Companies more than 25% owned (cost: $406,222 and $408,373, respectively)	408,054	398,810
Total investments (cost: $1,449,380 and $1,432,071, respectively)	1,421,398	1,395,522
Cash	11,645	14,133
Foreign currency (cost: $920 and $899, respectively)	884	906
Interest and dividends receivable	22,130	15,147
Deferred offering costs	423	450
Deferred financing costs	4,133	4,228
Derivatives	16	17
Receivable for investments sold	655	—
Prepaid expenses and other assets	1,427	—
Total assets	1,462,711	1,430,403
Liabilities
Revolving credit facilities	128,793	264,452
Unsecured senior notes	100,000	100,000
Senior secured notes	75,000	75,000
Term loan	50,000	50,000
Dividends payable	26,984	23,217
Payable for investments purchased	29,604	21,756
Management fee payable	7,134	6,612
Performance-based incentive fee payable	6,380	6,050
Interest payable	3,431	2,406
Administrative services fee payable	316	1,058
Other liabilities and accrued expenses	556	1,579
Total liabilities	428,198	552,130
Net Assets
Common stock, par value $0.01 per share, 200,000,000 and 200,000,000 common shares authorized,
respectively, and 44,973,532 and 38,694,060 shares issued and outstanding, respectively	450	387
Paid-in capital in excess of par	1,125,634	978,279
Distributions in excess of net investment income	(6,127)	(4,662)
Accumulated net realized loss	(54,942)	(55,631)
Net unrealized depreciation	(30,502)	(40,100)
Total net assets	$1,034,513	$878,273
Net Asset Value Per Share	$23.00	$22.70

SOLAR CAPITAL LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except share amounts)

	Three months ended March 31, 2013	Three months ended March 31, 2012
INVESTMENT INCOME:
Interest and dividends:
Companies more than 25% owned	$10,474	$1,082
Companies 5% to 25% owned	7,060	—
Companies less than 5% owned	28,563	35,227
Total investment income	46,097	36,309
EXPENSES:
Management fees	7,134	5,278
Performance-based incentive fees	6,380	5,275
Interest and other credit facility expenses	4,823	2,695
Administrative services expense	727	696
Other general and administrative expenses	1,514	1,009
Total operating expenses	20,578	14,953
Income tax expense	—	257
Total expenses	20,578	15,210
Net investment income	25,519	21,099

REALIZED AND UNREALIZED GAIN (LOSS) ON
INVESTMENTS, FOREIGN CURRENCIES AND DERIVATIVES:
Net realized gain (loss) on investments:
Companies more than 25% owned	$472	$11,002
Companies 5% to 25% owned	—	—
Companies less than 5% owned	228	(725)
Net realized gain on investments	700	10,277
Net realized loss on foreign currencies and derivatives:	(11)	(326)
Total net realized gain before income taxes	689	9,951
Income tax expense	—	785
Net realized gain	689	9,166
Net change in unrealized gain on investments	8,568	18,834
Net change in unrealized gain (loss) on foreign currencies and derivatives	1,030	(2,941)
Net change in unrealized gain	9,598	15,893
Net realized and unrealized gain on investments, foreign
currencies and derivatives	10,287	25,029

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$35,806	$46,158
EARNINGS PER SHARE	$0.81	$1.26

About Solar Capital Ltd.

Solar Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in leveraged, middle market companies in the form of senior secured loans, mezzanine loans, and equity securities.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Solar Capital Ltd. undertakes no duty to update any forward-looking statements made herein.

CONTACT:
Solar Capital Ltd.
Investor Relations
646-308-8770